UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2017

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

During Premier, Inc.’s (the “Company”) open trading window under its Insider Trading Policy (the “Policy”), named executive officers of the Company, Susan D. DeVore, President and Chief Executive Officer, Michael J. Alkire, Chief Operating Officer, and Durral R. Gilbert, President of Supply Chain Services, entered into individual prearranged Rule 10b5-1 trading plans (“10b5-1 Plans”) for the sale of Class A common stock of the Company. In addition, on February 10, 2017, during the last open trading window under the Policy, Craig S. McKasson, the Company’s Chief Financial Officer, executed a 10b5-1 Plan. Ms. DeVore and Messrs. Alkire, McKasson and Gilbert are referred to herein as the “Plan Participants.” It is the Company’s understanding that the 10b5-1 Plans were entered into by the Plan Participants primarily for tax planning purposes and financial diversification, following the 2016 vesting of certain equity granted to the Plan Participants at the time of the Company’s initial public offering in 2013. Plan Participants did not own any equity in the Company prior to the IPO, and the 2016 vesting of the previous equity grants resulted in significant tax liabilities and stock ownership concentration for Plan Participants. Each of the Plan Participants meets or is expected to meet the applicable stock ownership requirements set forth below in a timely manner.

The table below provides certain information regarding each Plan Participant’s existing 10b5-1 Plan.

Named Executive Officer	Plan Date	Maximum Shares that may be sold under the plan	Plan Expiration Date or Expected Latest Sales Date
Susan D. DeVore	May 12, 2017	160,000	March 13, 2018
Michael J. Alkire	May 12, 2017	100,000	November 9, 2017
Craig S. McKasson	February 10, 2017	21,500(1)	December 31, 2017
Durral R. Gilbert	May 11, 2017	82,861	November 11, 2017

(1)	Represents shares remaining under Mr. McKasson’s existing 10b5-1 Plan.

Trading under the 10b5-1 Plans may commence no sooner than 30 days after the date the Plan Participant executed his or her plan and will end on the earlier of the applicable date set forth above or the date on which all the shares in the plan are sold. In accordance with each 10b5-1 Plan, the sales will occur from time to time pursuant to fixed instructions and will be executed by a third-party broker.

As discussed in the Company’s Definitive Proxy Statement, dated October 19, 2016, as filed with the Securities and Exchange Commission (the “SEC”), all Plan Participants are required to meet the Company’s stock ownership requirements. To align the interests of the Company’s named executive officers and stockholders, the Company requires each executive to accumulate and hold a significant amount of the Company’s Class A common stock. The table below summarizes the ownership requirements for the Plan Participants.

Ownership Requirement:	• Five times base salary for Ms. DeVore; and • Three times base salary for Messrs. Alkire, McKasson and Gilbert.

Time to meet requirement (phase-in period):	Five years from the date of the Company’s initial public offering on September 26, 2013.

As of the date hereof, all of the Plan Participants are within the five-year phase-in period and, as stated above, each of the Plan Participants meets or is expected to meet the applicable ownership requirements set forth above in a timely manner.

The Plan Participants will have no control over the execution of the transactions under their 10b5-1Plans, and transactions under each 10b5-1 Plan will be disclosed publicly through Form 144 and Form 4 filings with the SEC. The 10b5-1 Plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans for trading securities in a non-discretionary, pre-scheduled manner to avoid concerns about initiating stock transactions when the insider may be aware of non-public information. A Rule 10b5-1 trading plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under Rule 10b5-1 from being executed.

Other executive officers and insiders of the Company may from time to time establish stock trading plans under Rule l0b5-1. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
Name: Susan D. DeVore
Title: President and Chief Executive Officer

Date: May 16, 2017